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                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f) promulgated under the Securities Act of 1934, the undersigned hereby agree to the joint filing of a Schedule 13D, and all amendments thereto, relating to the reporting of their ownership of the equity securities of TCI Music, Inc.


LENFEST COMMUNICATIONS, INC., a            STARNET, INC., a Delaware
Delaware corporation                       corporation


By:   /s/ H.F. Lenfest
--------------------------
Name:  H.F. Lenfest                        By:  /s/ H.F. Lenfest
As:     President                          --------------------------
                                           Name:  H.F. Lenfest
                                           As:    President
Dated:  December 24, 1997
                                           Dated: December 24, 1997

H.F. Lenfest
                                           STARNET INTERACTIVE
                                           ENTERTAINMENT, INC., a Delaware
                                           corporation

/s/ H.F. Lenfest
--------------------------
Name:  H. F. Lenfest
Dated: December 24, 1997                   By:  H.F. Lenfest
                                           -------------------------
                                           Name:  H.F. Lenfest
                                           As:  President
SUBURBAN CABLE TV CO. INC.
                                           Dated: December 24, 1997


By:   /s/ H.F. Lenfest
--------------------------
Name:  H.F. Lenfest
As:   President

Dated: December 24, 1997